EXHIBIT 99.1

Marchex Reports First Quarter 2004 Financial Results

SEATTLE, WA—May 13, 2004—Marchex, Inc. (NASDAQ: MCHX), a provider of technology-based services to merchants engaged in online transactions, today announced its results for the first quarter ended March 31, 2004, as well as recent operational highlights.

•	Revenue was $7.6 million for the first quarter of 2004; for the combined period of January 1, 2003 to February 28, 2003 and January 17, 2003 (inception) to March 31, 2003 (the Combined 2003 Period), revenue was $4.8 million.

•	Adjusted operating income before amortization was $612,000 for the first quarter of 2004; for the Combined 2003 Period, adjusted operating income before amortization was $680,000. Depreciation charges included in adjusted operating income before amortization were $134,000 for the first quarter of 2004; for the Combined 2003 Period, depreciation charges included in adjusted operating income before amortization were $74,000. A reconciliation of non-GAAP adjusted operating income before amortization to GAAP operating income (loss) and GAAP net income (loss) is attached to the financial tables included in this release.

•	GAAP net loss applicable to common stockholders was $1.4 million for the first quarter of 2004 or $0.11 per share; for the Combined 2003 Period, GAAP net loss applicable to common stockholders was $375,000. The increase in GAAP net loss applicable to common stockholders was primarily due to non-cash factors, including amortization of intangible assets related to acquisitions and accretion to redemption value of redeemable preferred stock.

•	Operating cash flow for the quarter was $1.1 million; for the Combined 2003 Period, operating cash flow was $1.0 million. Going forward, the company’s cash flow may be affected by various factors, including the timing of certain payments and the layering in of various costs related to being a public company.

•	Marchex completed its Initial Public Offering of 4,600,000 shares of Class B Common Stock on April 5, 2004, raising net cash proceeds of $27.2 million.

“We are very pleased with our results and progress on a strategic, operational and financial basis coming out of our inaugural year,” said Russell C. Horowitz, Marchex Chairman and CEO. “Our marketing services business, which includes both paid listings and paid inclusion services, experienced solid growth. Additionally, our investments in technology development laid the foundation to extend our services to a broader base of merchants and strategic partners. The recent completion of our initial public offering, coupled with the momentum building in our business, favorably positions Marchex to continue executing our strategy and to grow our footprint of services to merchants engaged in online transactions.”

Recent Operational Highlights

In addition to two agreements announced earlier today, Marchex announced that it has signed an agreement with CNET Networks and its mySimon.com shopping network. This agreement provides for Marchex’s paid inclusion customers to have their Web sites delivered in search results through CNET’s shopping properties, based on the relevance of their products or services to a user’s search query.

Financial Guidance
2004 Revenue Estimate:	$40 million or more
Q1 2004 adjusted operating income before amortization margin:	8%
Long-term adjusted operating income before amortization margin target:	20% or more

Management intends to operate in businesses and enter into markets that are capable of achieving the company’s long-term margin target of 20% or more.

“In our prior experience of building high growth, highly profitable online businesses, we know that success is measured over the course of years, not over the course of months or quarters. We are focused internally and strategically on building a company that will be a leader in providing a suite of services to support merchant transactions over the long term. We are in the early stages of executing our strategy and we believe that we have the foundation to successfully execute on our long-term vision and profitability targets,” noted Horowitz.

Conference Call and Webcast Information

Management will hold a conference call, starting at 5:00 p.m. EDT on Thursday, May 13, 2004, to discuss these quarterly results and other company updates. To access the call by live Webcast, please log onto the Investor Relations section of the Marchex Web site (www.marchex.com/ir.html). An archived version of the Webcast will also be available, beginning two hours after completion of the call, at the same location.

About Marchex, Inc.

Marchex (www.marchex.com) provides technology-based services to merchants engaged in online transactions. Currently, the company delivers the following services in support of its partners: paid inclusion, pay-per-click listings, conversion tracking and search marketing. Marchex’s operating businesses include Enhance Interactive (www.enhance.com) and TrafficLeader® (www.trafficleader.com).

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included on this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of the final prospectus relating to our initial public offering filed with the SEC. We disclaim any intention or obligation to update any forward-looking statements.

For further information, contact:

Press:

Mark S. Peterson

VP of Public Relations

Marchex, Inc.

206-331-3344

mark@marchex.com

Investor relations:

Trevor Caldwell

Director of Investor Relations & Strategic Initiatives

Marchex, Inc.

206-331-3316

tcaldwell@marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	Predecessor Period	Successor Period	Combined 2003 Periods	Successor Period
	Period from January 1 to February 28, 2003	Period from January 17 (inception) to March 31, 2003	Combined Period January 1 to March 31, 2003	Quarter ended March 31, 2004
Revenue	$3,071,055	1,715,933	4,786,988	7,601,911

Expenses:
Service costs	1,732,813	883,280	2,616,093	4,779,575
Sales and marketing	365,043	214,615	579,658	1,009,972
Product development	144,479	104,947	249,426	505,535
General and administrative	234,667	426,919	661,586	694,748
Acquisition-related retention consideration	—	—	—	132,936
Facility relocation	—	—	—	230,459
Stock-based compensation	38,981	710,991	749,972	360,764
Amortization of intangible assets	—	290,087	290,087	1,034,868

Total operating expenses	2,515,983	2,630,839	5,146,822	8,748,857

Income (loss) from operations	555,072	(914,906)	(359,834)	(1,146,946)
Other income (expense):
Interest income	1,529	3,092	4,621	11,016
Interest expense	—	—	—	(325)
Adjustment to fair value of redemption obligation	—	—	—	55,250
Other	—	—	—	3,644

Total other income	1,529	3,092	4,621	69,585
Income (loss) before provision for income taxes	556,601	(911,814)	(355,213)	(1,077,361)
Income tax expense (benefit)	224,082	(323,092)	(99,010)	(53,700)

Net income (loss)	332,519	(588,722)	(256,203)	(1,023,661)
Accretion to redemption value of redeemable convertible preferred stock	—	119,081	119,081	402,679

Net income (loss) applicable to common stockholders	$332,519	(707,803)	(375,284)	(1,426,340)

Basic and diluted net loss per share applicable to common stockholders		$(0.05)		$(0.11)
Shares used to calculate basic and diluted net loss per share applicable to common stockholders		13,074,041		13,446,542

(A) Presentation of Financial Reporting Periods

From January 17, 2003 (inception) through February 28, 2003, we were involved in business and product development, as well as financing and acquisition initiatives. During this period, we had no revenue. On February 28, 2003, we acquired Enhance Interactive. Accordingly, our activities in the first quarter of 2004 were different from the operating activities of Enhance Interactive. For purposes of our discussion, we have included the results of operations of the Predecessor, Enhance Interactive. The 2003 period presentation combines the results for the period of January 17, 2003 (inception) to March 31, 2003 and the results of Enhance Interactive for the period of January 1, 2003 to February 28, 2003 (Combined 2003 Periods). In the Combined 2003 Periods, we have included the overlapping operating activities of Enhance Interactive and our operating activities for the period of January 17, 2003 (inception) through February 28, 2003.

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MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited)

	December 31, 2003	March 31, 2004
Assets
Current assets:
Cash and cash equivalents	$6,019,119	6,487,354
Stock subscription receivable	—	28,405,100
Accounts receivable, net	1,627,730	1,780,550
Prepaid expenses and other current assets	433,109	395,827
Deferred tax assets	263,193	391,515

Total current assets	8,343,151	37,460,346
Property and equipment, net	994,793	1,009,026
Other assets	409,878	95,080
Goodwill	17,252,999	17,279,035
Identifiable intangible assets, net	6,701,791	5,666,923

Total assets	$33,702,612	61,510,410

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,842,229	3,804,971
Accrued expenses and other current liabilities	1,284,492	1,499,811
Deferred revenue	848,958	1,146,437
Earn-out liability payable	3,525,995	3,658,931

Total current liabilities	8,501,674	10,110,150
Non-current liabilities	1,926,204	1,545,644

Total liabilities	10,427,878	11,655,794
Series A redeemable convertible preferred stock	21,440,402	21,843,081
Stockholders’ equity:
Class A common stock	122,500	122,500
Class B common stock	15,675	15,679
Class B common stock and warrants subscribed	—	27,240,503
Additional paid-in capital	6,716,734	6,719,006
Deferred stock-based compensation	(1,532,340)	(1,171,576)
Accumulated deficit	(3,488,237)	(4,914,577)

Total stockholders’ equity	1,834,332	28,011,535

Total liabilities and stockholders’ equity	$33,702,612	61,510,410

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of Adjusted Operating Income Amortization and Operating Income Before Amortization (OIBA) to GAAP Net Income (Loss)

(unaudited)

	Predecessor Period	Successor Period	Combined 2003 Periods	Successor Period
	Period from January 1 to February 28, 2003	Period from January 17 (inception) to March 31, 2003	Combined Periods January 1 to March 31, 2003	Quarter ended March 31, 2004
Adjusted operating income before amortization (Adjusted OIBA)	$594,053	86,172	680,225	612,081
Acquisition-related retention consideration	—	—	—	(132,936)
Facility relocation	—	—	—	(230,459)

Operating income before amortization (OIBA)	594,053	86,172	680,225	248,686
Stock-based compensation	(38,981)	(710,991)	(749,972)	(360,764)
Amortization of intangible assets	—	(290,087)	(290,087)	(1,034,868)

Income (loss) from operations	555,072	(914,906)	(359,834)	(1,146,946)
Other income (expense):
Interest income	1,529	3,092	4,621	11,016
Interest expense	—	—	—	(325)
Adjustment to fair value of redemption obligation	—	—	—	55,250
Other	—	—	—	3,644

Total other income	1,529	3,092	4,621	69,585
Income (loss) before provision for income taxes	556,601	(911,814)	(355,213)	(1,077,361)
Income tax expense (benefit)	224,082	(323,092)	(99,010)	(53,700)

Net income (loss)	332,519	(588,722)	(256,203)	(1,023,661)
Accretion to redemption value of redeemable convertible preferred stock	—	119,081	119,081	402,679

Net income (loss) applicable to common stockholders	$332,519	(707,803)	(375,284)	(1,426,340)

(A) Adjusted operating income before amortization and operating income before amortization (OIBA)

We report operating income before amortization (OIBA) that is a supplemental measure to GAAP. OIBA represents loss from operations before (1) stock-based compensation expense and (2) amortization of intangible assets. It is one of the primary metrics by which we evaluate the performance of our business. Additionally, management uses adjusted OIBA which excludes both the acquisition-related retention consideration, as we view this as part of the earn-out incentives related to the Enhance Interactive transaction, and a facility relocation expense. Both of these considerations are viewed as non-recurring in nature with the facility relocation expense recognized in the first quarter of 2004 and the earn-out consideration relating to calendar year 2004. We refer to adjusted OIBA to facilitate accurate comparisons to the Company’s historical operating results, in making operating decisions, for internal budget planning, and in some cases to form the basis upon which management is evaluated.

Management believes that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for or superior to GAAP results. We believe these measures are useful to investors because it represents our consolidated operating results, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the effects of certain other non-cash and non-recurring expenses.

OIBA and adjusted OIBA have certain limitations in that they do not take into account the impact to our statement of operations of certain expenses, including non-cash stock-based compensation associated with our employees, acquisition-related accounting and facility relocation amounts. We endeavor to compensate for the limitations of these non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

(B) Presentation of Financial Reporting Periods

From January 17, 2003 (inception) through February 28, 2003, we were involved in business and product development, as well as financing and acquisition initiatives. During this period, we had no revenue. On February 28, 2003, we acquired Enhance Interactive. Accordingly, our activities in the first quarter of 2004 were different from the operating activities of Enhance Interactive. For purposes of our discussion, we have included the results of operations of the Predecessor, Enhance Interactive. The 2003 period presentation combines the results for the period of January 17, 2003 (inception) to March 31, 2003 and the results of Enhance Interactive for the period of January 1, 2003 to February 28, 2003 (Combined 2003 Periods). In the Combined 2003 Periods, we have included the overlapping operating activities of Enhance Interactive and our operating activities for the period of January 17, 2003 (inception) through February 28, 2003.